Item 77Q(1)(a)
StoneCastle Financial Corp.
The following document is included in the Registrant's Amendment
No. 2 filed with the SEC on September 16, 2013, (SEC Accession
No. 0001193125-13-366978) and is incorporated by reference herein:
Amended and Restated By-Laws of StoneCastle Financial Corp., dated as of September 4, 2013.